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                                                                     Exhibit 4.9

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         NON-QUALIFIED STOCK OPTION AGREEMENT made as of the 15th day of March, 19__ between PSYCHEMEDICS CORPORATION, a Delaware Corporation (hereinafter called the Corporation), and ________________, a non-employee director of the Corporation (hereinafter called the "Optionee").

         The Corporation desires, by affording the Optionee an opportunity to purchase 20,600 shares of its Common Stock, $.005 par value (hereinafter called the Common Stock), as hereinafter provided, to carry out the purpose of the 1989 Non-Qualified Stock Option Plan of the Corporation, adopted October 30, 1989, as amended.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree as follows:

         1. GRANT OF OPTION. The Corporation hereby irrevocably grants to the Optionee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of 20,600 shares of the Common Stock (such number being subject to adjustment as provided in paragraph 7 hereof) on the terms and conditions herein set forth.

         2. PURCHASE PRICE. The exercise price of each of the shares of the Common Stock covered by the Option shall be $__________ representing the fair market value as of the date hereof.

         3. TERM OF OPTION; CONDITIONS TO ISSUANCE AND EXERCISE OF OPTION. The term of the Option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as provided in paragraph 5 hereof. The option shall become exercisable in full on the date which is twelve (12) months from the date hereof. The purchase price of the shares as to which the Option shall be exercised shall be paid at the time of exercise as provided in paragraph 7 hereof. Except as provided in paragraph 5 hereof, the Option may not be exercised at any time unless the Optionee shall have continued to serve as a director of the Corporation, or one or more of its subsidiaries, from the date hereof to the date of the exercise of the Option.

         This Option is issued subject to the condition, and every holder hereof by accepting the same agrees with the Corporation, that this Option has

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been acquired for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

         The Board of Directors of the Corporation may, in its discretion, require as conditions to the right to exercise this Option that (a) a Registration Statement under the Securities Act of 1933, as amended, shall be in effect and current with respect to the shares issuable upon exercise of this Option, or (b) the Optionee has given to the Corporation prior to the purchase of any shares pursuant hereto, assurances satisfactory to it that such shares are being purchased for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, including without limitation, a written agreement of the Optionee that the shares will not be transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Corporation gives a written opinion that such transfer is permissible under federal and state law without registration. Each certificate representing the shares shall be restrictively endorsed with a legend calling attention to the foregoing restrictions on transferability of such shares, stating in substance:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS AND UNTIL THERE SHALL BE A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 IN EFFECT WITH RESPECT THERETO OR THERE SHALL BE IN EFFECT AN OPINION OF COUNSEL OF THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT SUCH REGISTRATION STATEMENT."

         Nothing herein contained shall be deemed to require the Corporation to register, under federal or any state law, this Option or any shares issued hereunder.

         4. NON-TRANSFERABILITY. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

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         5. TERMINATION OF RELATIONSHIP-EXERCISE THEREAFTER. In the event that the Optionee's service on the Board of Directors is terminated for any reason other than death or permanent disability, the Option shall cease to further vest and all rights to purchase shares which have accrued pursuant thereto shall terminate within ten (10) days of such termination of service on said Board.

         In the event of termination of said relationship because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Internal Revenue Code, as now in effect or as subsequently amended), the Option may be exercised to the extent the Option was exercisable at the date of such death or permanent disability by the Optionee or, if he is not living, by his heirs, legatees, or legal representative, as the case may be, for a period of one (1) year after the date of death or permanent disability, but in any event not later than ten (10) years after the date the Option was granted.

         6. CHANGES IN CAPITAL STRUCTURE. The number of shares subject to the Option shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock of the Corporation is changed by any stock dividend, stock split or combination of shares, the number of shares then subject to the Option shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Corporation with any other corporation or corporations, this Option shall fully vest unless the Board of Directors of the Corporation shall determine otherwise that there shall be substituted, on an equitable basis for each share of Common Stock then subject to the Option, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Corporation will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Corporation, the Board of Directors of the Corporation shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Option. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

         7. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation at its principal business address attention of the Secretary. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. At that time, this Option Agreement shall be turned in to the Corporation for action by the Corporation to reduce the number of shares to which it applies. Such notice

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shall be accompanied by payment in cash or by check or by shares of the Common
Stock or by a combination of these methods of payment. In the event that payment is made in shares of the Common Stock, the per share value of the Common Stock shall be the fair market value of such stock on the date of exercise. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to paragraph 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

         8. GENERAL. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. The Corporation makes no representation or warranty that this Option or shares issued pursuant hereto qualify under any federal or state law for any special tax treatment. The terms of this Option Agreement shall be construed to conform with, and shall be governed by the provisions of the Corporation's 1989 Non-Qualified Stock Option Plan and in the event of any inconsistency between the provisions of this Option Agreement and such Plan the provisions of such Plan shall control.

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         IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has hereunto set his hand and seal all on the day and year first above written.


                                            PSYCHEMEDICS CORPORATION


                                            By:
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                                                  President


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                                            Address


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